EXHIBIT 10.1
EXECUTION VERSION

SECOND AMENDMENT
TO
CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of September 15, 2020 (effective as provided herein), is among WINTRUST FINANCIAL CORPORATION, an Illinois corporation ("Borrower"), each Lender a party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent ("Administrative Agent").
RECITALS:
Borrower, Lenders and Administrative Agent have previously entered into the Credit Agreement dated as of September 18, 2018 (as amended by First Amendment to Credit Agreement dated as of September 17, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement").
Borrower has requested extension of the Revolving Credit Maturity Date and certain other changes to the Credit Agreement, and Lenders have agreed, subject to the terms and conditions of this Amendment, to extend the Revolving Credit Maturity Date as provided in this Amendment and to make certain other changes to the Credit Agreement as reflected in this Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
ARTICLE I

Definitions
1.1    Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.
1.2    Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Amendment shall refer to this Amendment as a whole and not to any particular Article, Section, subsection or provision of this Amendment. Section, subsection and Schedule references herein are to such Sections, subsections and Schedules to this Amendment unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Amendment or the schedules hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or schedules, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
1.3    Incorporation by Reference. The Recitals to this Amendment are incorporated herein by reference and made a part hereof for all purposes as though set forth in this Amendment verbatim.

ARTICLE II

Amendments to Credit Agreement
2.1    Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Annex A hereto.
ARTICLE III

Conditions Precedent; Effectiveness
3.1    Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:
(a)    Documents. Administrative Agent shall have received this Amendment executed by Borrower and each Lender.
(b)    Upfront Fee. The Borrower shall have paid to the Administrative Agent, for the account of the Lenders, a non-refundable upfront fee equal to 0.15% of the Aggregate Revolving Credit Commitments, such upfront fee to be distributed by the Administrative Agent to the Lenders pro rata in accordance with each Lender's Revolving Credit Commitment Percentage.
(c)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)    Officer's Certificate. A certificate from a Responsible Officer of the Borrower to the effect that (A) all representations and warranties of the Borrower contained in this Amendment are true, correct and complete in all material respects (except to the extent such representation or warranty is already qualified as to materiality, Material Adverse Effect, or similar language, in which case it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects except to the extent such representations and warranties are already qualified as to materiality, Material Adverse Effect, or similar language, in which case they shall be true and correct in all respects) as of such earlier date and (B) no Default or Event of Default has occurred and is continuing.
(ii)    Certificate of Secretary of the Borrower. A certificate of a Responsible Officer of the Borrower certifying as to the incumbency and genuineness of the signature of each officer of the Borrower executing this Amendment and certifying that attached thereto are true, correct and complete copies of (A) resolutions duly adopted by the board of directors of the Borrower authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment, (B) the articles of incorporation of the Borrower and (C) the bylaws of the Borrower.
(iii)    Certificate of Good Standing. A certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of incorporation.

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3.2    Effectiveness. Upon satisfaction of the condition precedent in Section 3.1, this Amendment shall be effective as of the Second Amendment Effective Date.
ARTICLE IV

Ratification
4.1    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower agrees that the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party or subject shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
ARTICLE V

Representations and Warranties
5.1    Loan Documents. Borrower hereby represents and warrants to each Lender and Administrative Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrower and will not (i) violate any organizational or governance document of Borrower or (ii) violate any applicable law in any material respect, (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and each other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (except to the extent such representation or warranty is already qualified as to materiality, Material Adverse Effect, or similar language, in which case it shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified as to materiality, Material Adverse Effect, or similar language, in which case they shall be true and correct in all respects) as of such earlier date), and (c) no Default or Event of Default shall exist immediately before or immediately after giving effect to this Amendment.
ARTICLE VI

Miscellaneous
6.1    Reference to Credit Agreement. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
6.2    Severability. Any provision of this Amendment or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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6.3    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Amendment by facsimile transmission or PDF attachment to email shall be effective as delivery of an original executed counterpart thereof.
6.4    Governing Law; Jurisdiction, Etc.
(a)    Governing Law. This Amendment and the other Loan Documents executed in connection herewith, unless expressly set forth therein, shall be governed by, construed and enforced in accordance with, the law of the State of Illinois, without reference to the conflicts or choice of law principles thereof.
(b)    Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois state court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or any other Loan Document against Borrower or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment or any other Loan Document executed in connection herewith in any court referred to in Section 6.4(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02 of the Credit Agreement. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
6.5    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO

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ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
6.6    FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
6.7    Expenses of Administrative Agent. To the extent provided in the Credit Agreement, Borrower shall pay all invoiced reasonable costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation the reasonable fees and expenses of Administrative Agent's legal counsel promptly following Borrower's receipt of invoices therefor.
6.8    Loan Document. This Amendment is a Loan Document.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.
BORROWER:

WINTRUST FINANCIAL CORPORATION

By: /s/David A. Dykstra
    David A. Dykstra
    Vice Chairman & Chief Operating Officer

Second Amendment to Credit Agreement - Signature Page

WELLS FARGO BANK, N.A.,
as Administrative Agent

By: /s/Kristy Ward
Name:     Kristy Ward
Title:     Director
WELLS FARGO BANK, N.A.,
as a Lender

By: /s/Linda Sampson
Name:     Linda Sampson
Title:     Vice President

Second Amendment to Credit Agreement - Signature Page

ROYAL BANK OF CANADA,
as a Lender

By: /s/Sergey Skripnichenko
Name:     Sergey Skripnichenko
Title:    Authorized Signatory

Second Amendment to Credit Agreement - Signature Page

U.S. BANK NATIONAL ASSOCIATION
as a Lender

By: /s/Peter Caligiuri
Name:     Peter Caligiuri
Title:    Senior Vice President

Second Amendment to Credit Agreement - Signature Page

~~CONFORMED COPY~~
~~Incorporating First Amendment, dated September 17, 2019~~
ANNEX A TO SECOND AMENDMENT TO CREDIT AGREEMENT

Published CUSIP Number: 97651DAF6
Revolving Credit CUSIP Number 97651DAH2
Term Loan CUSIP Number: 97651DAG4

~~ACTIVE 248095892v.2~~
4824-0218-8744v.6 4839-1370
248095892v.8

CREDIT AGREEMENT

Dated as of September 18, 2018,
as amended by the First Amendment to Credit Agreement dated as of September 17, 2019 and the Second Amendment to Credit Agreement dated as of September 15, 2020 among

WINTRUST FINANCIAL CORPORATION,

as the Borrower,

WELLS FARGO BANK, N.A.,
as Administrative Agent and Sole Lead Arranger,

and

The Other Lenders Party Hereto

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    20
1.03    Accounting Terms    21
1.04    Rounding    22
1.05    Times of Day    22
1.06    Rates    22
ARTICLE II THE COMMITMENTS AND BORROWINGS    22
2.01    The Loans; Borrowing    22
2.02    Conversions and Continuations of Loans    23
2.03    Prepayments    24
2.04    Termination or Reduction of Revolving Credit Commitments    25
2.05    Repayment of Loans    26
2.06    Interest    26
2.07    Fees    27
2.08    Computation of Interest and Fees    27
2.09    Evidence of Debt    28
2.10    Payments Generally; Administrative Agent's Clawback    28
2.11    Sharing of Payments by Lenders    29
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY    31
3.01    Taxes    31
3.02    Illegality    34
3.03    Changed Circumstances    34
3.04    Increased Costs; Reserves on Eurodollar Rate Loans    36
3.05    Compensation for Losses    37
3.06    Mitigation Obligations; Replacement of Lenders    37
3.07    Survival    38
3.08    Limitations on Obligations    38
ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS    38
4.01    Conditions of Effectiveness    38
4.02    Conditions to all Borrowings    40
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BORROWER    40
5.01    Existence, Qualification and Power    40
5.02    Authorization; No Contravention    41
5.03    Governmental Authorization; Other Consents    41
5.04    Binding Effect    41
5.05    Financial Statements; No Material Adverse Effect    41
5.06    Litigation    42
5.07    No Event of Default    42
5.08    Ownership of Property    42
5.09    Environmental Compliance    42

5.10    Insurance    42
5.11    Taxes    42
5.12    ERISA Compliance    43
5.13    Subsidiaries; Equity Interests; Borrower    43
5.14    Margin Regulations; Investment Company Act    43
5.15    Disclosure    44
5.16    Compliance with Laws    44
5.17    Solvency    44
5.18    Taxpayer Identification Number    44
5.19    Anti-Corruption; Anti-Money Laundering; Sanctions    44
5.20    EEA Financial Institutions    45
ARTICLE VI AFFIRMATIVE COVENANTS    45
6.01    Financial Statements    45
6.02    Certificates; Other Information    46
6.03    Notices    47
6.04    Payment of Obligations    48
6.05    Preservation of Existence, Etc    48
6.06    Maintenance of Properties    48
6.07    Maintenance of Insurance    48
6.08    Compliance with Laws    48
6.09    Books and Records    48
6.10    Inspection Rights    49
6.11    Use of Proceeds    49
6.12    Further Assurances    49
6.13    Material Contracts    49
6.14    Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions    50
6.15    Post-Closing Matters    50
ARTICLE VII NEGATIVE COVENANTS    50
7.01    Liens    50
7.02    Indebtedness    51
7.03    Investments    52
7.04    Fundamental Changes    52
7.05    Dispositions    53
7.06    Restricted Payments    53
7.07    Change in Nature of Business    53
7.08    Transactions with Affiliates    53
7.09    Burdensome Agreements    53
7.10    Use of Proceeds    54
7.11    Acquisitions    54
7.12    Sanctions    54
ARTICLE VIII FINANCIAL COVENANTS    54
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES    55
9.01    Events of Default    55
9.02    Remedies upon Event of Default    58

9.03    Application of Funds    58
ARTICLE X ADMINISTRATIVE AGENT    59
10.01    Appointment and Authority    59
10.02    Rights as a Lender    60
10.03    Exculpatory Provisions    60
10.04    Reliance by Administrative Agent    61
10.05    Delegation of Duties    61
10.06    Resignation of Administrative Agent    61
10.07    Non-Reliance on Administrative Agent and Other Lenders    62
10.08    Administrative Agent May File Proofs of Claim    62
10.09    Collateral Matters    62
10.10    Credit Bidding    63
ARTICLE XI MISCELLANEOUS    63
11.01    Amendments, Etc    63
11.02    Notices; Effectiveness; Electronic Communications    64
11.03    No Waiver; Cumulative Remedies; Enforcement    66
11.04    Expenses; Indemnity; Damage Waiver    67
11.05    Payments Set Aside    68
11.06    Successors and Assigns    69
11.07    Treatment of Certain Information; Confidentiality    71
11.08    Right of Setoff    72
11.09    Interest Rate Limitation    72
11.10    Counterparts; Integration; Effectiveness    72
11.11    Survival of Representations and Warranties    73
11.12    Severability    73
11.13    Replacement of Lenders    73
11.14    Governing Law; Jurisdiction; Etc    74
11.15    Waiver of Jury Trial    75
11.16    No Advisory or Fiduciary Responsibility    75
11.17    Electronic Execution of Assignments and Certain Other Documents    75
11.18    USA PATRIOT Act, Etc    75
11.19    Time of the Essence    76
11.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    76
11.21    Certain ERISA Matters    76
11.22    ENTIRE AGREEMENT    77
11.23    Prepayment and Termination of Existing Credit Agreement    77

SCHEDULES
2.01    Term Loan Commitment, Revolving Credit Commitments and Applicable Percentages
4.01    UCC Financing Statements
5.03    Consents
5.13    Subsidiaries and Other Equity Investments; Borrower
6.15    Post Closing Matters
7.01    Existing Liens
7.02    Existing Indebtedness
7.09    Specified Subsidiaries
11.02    Administrative Agent's Office, Certain Addresses for Notices
EXHIBITS
Form of
A    Term Note
B    Revolving Credit Note
C    Compliance Certificate
D    Assignment and Assumption
E    Pledge Agreement
F    Notice of Borrowing
G    Notice of Conversion / Continuation

CREDIT AGREEMENT
This CREDIT AGREEMENT (this "Agreement") is entered into as of September 18, 2018, among WINTRUST FINANCIAL CORPORATION (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and WELLS FARGO BANK, N.A., as Administrative Agent and a Lender.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:
"Acquisition" by any Person means, the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or at least a majority of the Equity Interests which have voting rights of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
"Act" has the meaning specified in Section 11.18.
"Adjusted Non-Performing Assets" means the sum of (a) all loans classified as past due 90 days or more and still accruing interest, (b) all loans classified as "non-accrual" and no longer accruing interest, and (c) ~~other non-accrual assets (including lease financing receivables and debt securities and other non-accrual assets), and (d)~~ all "other real estate owned", excluding loans, leases and "other real estate owned" referenced above which are wholly or partially guaranteed pursuant to a Governmental Guaranty, ~~and excluding any purchased impaired loans,~~ as reported in the financial statements of the Borrower included with each annual report and quarterly report of the Borrower as filed with the SEC.
~~"Adjusted Reserve Coverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, as determined on a Consolidated basis in accordance with GAAP, the ratio (expressed as a percentage rounded to two decimal places) of (a) the Loan and Lease Allowance, to (b) Non-Performing Loans.~~
"Administrative Agent" means Wells Fargo Bank, N.A. in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed pursuant to Section 10.06.
"Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
"Administrative Questionnaire" means an Administrative Questionnaire in a form approved by the Administrative Agent.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.
"Affected Loan" has the meaning specified in Section 2.11.
"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
"Aggregate Revolving Credit Commitments" means the Revolving Credit Commitments of all the Lenders.
"Agreement" means this Credit Agreement.
"Allowance for Loan Losses" means, as of any date of determination, as determined on a Consolidated basis for the Borrower and its Subsidiary Banks and in accordance with GAAP, the aggregate amount of the allowance for loan and lease losses of all Subsidiary Banks as reported in the financial statements of the Borrower included with each annual report and quarterly report of Borrower as filed with the SEC and reported as "Allowance for Loan Losses".
"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.
"Anti-Money Laundering Laws" means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to ~~a Credit Party~~the Borrower, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
"Applicable Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility or the Term Loan Facility, as applicable, represented by such Lender's Revolving Credit Commitment or Term Loan Commitment, as applicable, at such time. If the Revolving Credit Commitment or the Term Loan Commitment of each Lender to make Revolving Credit Loans or Term Loans has been terminated pursuant to Section 9.02, or if the Revolving Credit Commitments or Term Loan Commitment have expired, then the Applicable Percentage of each Lender in respect of such Revolving Credit Facility or Term Loan Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Revolving Credit Facility or Term Loan Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of the Revolving Credit Facility and Term Loan Facility, as applicable, is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
"Applicable Rate" means (a) with respect to each Eurodollar Rate Loan which is a Revolving Credit Loan, ~~1.25~~1.35% and with respect each Eurodollar Rate Loan which is a Term Loan, 1.25%, and (b) with respect to each Base Rate Loan which is a Revolving Credit Loan, ~~0.50~~0.60%, and with respect to each Base Rate Loan which is a Term Loan, 0.75%.
"Applicable Revolving Credit Percentage" means with respect to any Lender at any time, such Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

"Approved Fund" means any Fund that is administered by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
"Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds.
"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.
"Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
"Audited Financial Statements" means the audited Consolidated balance sheet of the Borrower for the fiscal year ended December 31, ~~2018~~2019, and the related Consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
"Availability Period" means the period from and including the Closing Date to the earliest of (i) the Revolving Credit Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.04, and (iii) the date of termination of the Revolving Credit Commitment of each Lender to make Revolving Credit Loans pursuant to Section 9.02.
"Average Assets" means, for any period, the aggregate amount of average total assets for Borrower and its Subsidiaries on a Consolidated basis, as reported ~~on the "Total Assets" line item of the Quarterly Averages Schedule (HC-K, item 5) of the Call Report of the Borrower applicable to such period (or if such format is changed after the Closing Date, the same type of information, computed in the same manner, as contained in such line item of such respective Call Reports).~~in the financial statements of the Borrower included with each annual report and quarterly report of the Borrower as filed with the SEC.
"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
"Bail-In Legislation" means~~,~~ (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time ~~which~~that is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
"Bank Regulatory Authority" means the FRB, the Comptroller of the Currency, the FDIC and all other relevant regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

"Base Rate" means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable). Notwithstanding the foregoing, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Base Rate Loan" means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate.
"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
"Benchmark Replacement Adjustment" means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
"Benchmark Replacement Date" means the earlier to occur of the following events with respect to LIBOR:
(a)    in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and
in the case of clause (c) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to LIBOR:
(a)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.03(c) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.03(c).
"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, the form of which shall be reasonably satisfactory to the Administrative Agent.
"Beneficial Ownership Regulation" means 31 CFR § 1010.230.
"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".
"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Borrower" has the meaning specified in the introductory paragraph hereto.
"Borrower Materials" has the meaning specified in Section 6.02.

"Borrowing" means (a) a borrowing of a Term Loan of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period, or (b) a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, having the same Interest Period.
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
"Call Report" means (i) for the Borrower, the "Consolidated Financial Statements for Holding Companies" (FRB Form Y-9C), or any successor form promulgated by the FRB and (ii) for each Subsidiary Bank, the "Consolidated Reports of Condition and Income" (FFIEC Form 031 or Form 041), or any successor form promulgated by the FFIEC.
"Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, implemented or issued.
"Change of Control" means an event or series of events by which:
(a)    any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d‑5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right); or
(b)    any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities; or

(c)    the Borrower shall cease to own, directly or indirectly, 100% of the beneficial and voting Equity Interests of any Pledged Subsidiary, except as permitted by Section 7.04 or 7.05.
"Closing Date" means the first date on or before September 18, 2018 upon which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.
"Code" means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
"Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties with respect to the Obligations, which shall include all of the Equity Interests of each Subsidiary set forth on Schedule 5.13(b).
"Collateral Documents" means, collectively, the Pledge Agreement and each of the other agreements, instruments or documents executed by the Borrower that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
~~"Common Equity Tier 1 Ratio" means the common equity tier 1 ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority on a Consolidated basis for the Borrower and its Subsidiaries.~~
"Compliance Certificate" means a certificate substantially in the form of Exhibit C.
"Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
"Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis ~~and in accordance with GAAP~~, as reported in the financial statements of the Borrower included with each annual report and quarterly report of the Borrower as filed with the SEC.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
"Covered Entity" means any of the following:
(i)    a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Covered Party" has the meaning specified in Section 11.24(b).

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
"Default Rate" means when used with respect to Obligations (other than with respect to Eurodollar Rate Loans), an interest rate equal to the sum of the Base Rate, plus the Applicable Rate, plus 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Eurodollar Rate Loan plus 2% per annum.
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"Defaulting Lender" means any Lender that: (a) has failed to fund any portion of the Revolving Credit Loans or Term Loan within one (1) Business Day of the date required to be funded by it hereunder, unless (x) such failure has been cured or (y) such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's good faith determination that one or more conditions precedent to funding has not been satisfied; (b) has notified either Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations hereunder, unless such notice has been withdrawn and the effect of such notice has been cured; (c) has failed, within three (3) Business Days after written request by the Administrative Agent based on a reasonable belief that such Lender may be unwilling or unable to comply, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Credit Loans or Term Loan, unless such failure has been cured; (d) has otherwise failed to pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute or such failure has been cured; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action.
"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
"Dollar" and "$" mean lawful money of the United States.
"Early Opt-in Election" means the occurrence of:
(a)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(b)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.
"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
"Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means any Person who together with the Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Sections 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code or Section 302 of ERISA, Sections 414(m) or (o) of the Code or Section 4001(b) of ERISA.
"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a distress termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to result in the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Eurodollar Rate" means a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

"Eurodollar Rate Loan" means a Revolving Credit Loan or the Term Loan that bears interest at a rate based on the Eurodollar Rate.
"Eurodollar Reserve Percentage" means, for any day, the percentage which is in effect for such day as prescribed by the FRB (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
~~"Eurodollar Rate Loan" means a Revolving Credit Loan or the Term Loan that bears interest at a rate based on the Eurodollar Rate.~~
"Event of Default" has the meaning specified in Section 9.01.
"Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 3.01(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (c)(i), and (e) any withholding taxes imposed by FATCA.
"Existing Credit Agreement" means the Credit Agreement among Borrower, Administrative Agent, and the other lenders party thereto, dated December 15, 2014, as amended and otherwise modified.
"Existing Mortgage" means the mortgage on the buildings located at 9700 West Higgins Road, 9701 West Higgins Road and 9801 West Higgins Road, Rosemont, Illinois.
"Existing Mortgage Loan" means the loan from U.S. Bank National Association secured by the Existing Mortgage.
"Facility" means, the Revolving Credit Facility and the Term Loan Facility provided by the Lenders in accordance with the terms of this Agreement.
"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
"FDIA" means the Federal Deposit Insurance Act of 1933.
"FDIC" means the Federal Deposit Insurance Corporation.
"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Federal Reserve Bank of New York's Website" means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
"Fee Letter" means (a) the letter agreement, dated September 18, 2018 between the Borrower and the Administrative Agent, and (b) any other letter agreement between the Borrower and Administrative Agent from time to time concerning fees with respect to the Loan Documents and the Loans.
~~"First Amendment Effective Date" means September 17, 2019.~~

"Foreign Lender" means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"FRB" means the Board of Governors of the Federal Reserve System of the United States.
"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
"Fundamental Change" is defined in Section 7.04.
"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
"Governmental Authority" means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency (including the OCC, the FDIC and the FRB), department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Governmental Guaranty" means any guaranty or other agreement by which (a) the FDIC or FRB agrees to indemnify the Borrower or any Subsidiary for any loss related to any asset of any Subsidiary acquired by such Subsidiary from the FDIC, and (b) any agency not described in clause (a) of the federal government of the United States of America which agrees to indemnify the Borrower or any Subsidiary for any loss related to any asset of the Borrower or such Subsidiary and which indemnity is backed by the full faith and credit of the federal government of the United States of America.
"Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.
"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 90 days after the date on which such trade account was due);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
"Indemnitees" has the meaning specified in Section 11.04(b).

"Information" has the meaning specified in Section 11.07.
"Interest Payment Date" means, (a) as to any Revolving Credit Loan which is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan, the Revolving Credit Maturity Date and, if such Interest Period extends more than three (3) months, at the end of each three (3) month interval during such Interest Period; (b) as to any Revolving Credit Loan which is a Base Rate Loan, the last Business Day of each March, June, September and December and the Revolving Credit Maturity Date; (c) as to any Term Loan which is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan, the Term Loan Maturity Date and, except in the case of the period from the Closing Date to December 31, 2018, if such Interest Period extends more than three (3) months, at the end of each three (3) month interval during such Interest Period; and (d) as to any Term Loan which is a Base Rate Loan, the last Business Day of each March, June, September and December and the Term Loan Maturity Date.
"Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and, except as provided below, ending on the date that is seven (7) days or one (1), two (2), three (3), or six (6) months thereafter (as elected by the Borrower pursuant to Section 2.01 or 2.02); provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period with respect to a Revolving Credit Loan shall extend beyond the Revolving Credit Maturity Date and no Interest Period with respect to the Term Loan shall extend beyond the Term Loan Maturity Date; and
(d)    the initial Interest Period for any Term Loan made on the Closing Date shall extend to and end on December 31, 2018, with interest accruing and being computed using three month LIBOR as in effect on the Closing Date.
"Investment" means, as to any Person, any direct or indirect acquisition (including any Acquisition) or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, or (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person.
"IRS" means the United States Internal Revenue Service.
"Junior Subordinated Indentures" means the Subordinated Indenture and Supplemental Indenture each dated June 13, 2014 between the Borrower and U.S. Bank National Association, as Trustee.
"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"Lender" means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption.
"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
"LIBOR" means, subject to the implementation of a Benchmark Replacement ~~Rate~~ in accordance with Section 3.03(~~b~~c),
(a)    for any interest rate calculation with respect to a Eurodollar Rate Loan ~~for any Interest Period~~, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published~~,~~ then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period~~;~~, and
(b)    for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an ~~interest period~~Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published~~,~~ then "LIBOR" for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, (x) in no event shall LIBOR ~~(~~including ~~without limitation any~~any Benchmark Replacement ~~Rate~~ with respect thereto~~)~~ be less than 0.0% and (y) unless otherwise specified in ~~an~~any amendment to this Agreement entered into in accordance with Section 3.03(~~b~~c), in the event that a Benchmark Replacement ~~Rate~~ with respect to LIBOR is implemented~~,~~ then all references herein to LIBOR shall be deemed references to such Benchmark Replacement ~~Rate~~.
"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
~~"Loan and Lease Allowance" means, as of any date of determination, as determined on a Consolidated basis for the Borrower and its Subsidiary Banks and in accordance with GAAP, the aggregate amount of the~~

~~allowance for loan and lease losses of all Subsidiary Banks as reported in the financial statements of the Borrower included with each annual report and quarterly report of Borrower as filed with the SEC, but excluding any allowance for loan and lease losses with respect to acquisitions by Borrower or its Subsidiaries of loans and leases which are subject to a Governmental Guaranty provided by the FDIC to the extent of such Governmental Guaranty.~~
"Loan" means a Revolving Credit Loan or the Term Loan.
"Loan Documents" means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) the Fee Letter, and each other document, instrument, certificate and agreement executed and delivered by the Borrower or any Subsidiary in favor of or provided to the Administrative Agent or any Lender in connection with this Agreement, all as may be amended, restated, supplemented or otherwise modified from time to time.
"Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
"London Banking Day" means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
"Marketable Securities" means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof, (b) marketable direct obligations issued by any of the United States or any municipality thereof and currently having a rating of (i) AA or higher issued by S&P and (ii) Aa2 or higher issued by Moody's, and (c) corporate bonds and issuances and currently having a rating of (i) AA or higher issued by S&P and (ii) Aa2 or higher issued by Moody's.
"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of (i) the rights, remedies and benefits of the Administrative Agent or any Lender under any Loan Document, or (ii) the ability of the Borrower to perform its Obligations; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party.
"Material Contract" means, with respect to any Person, each contract to which such Person is a party which it has, or should have, filed as a material contract to its periodic filings pursuant to the Securities Exchange Act of 1934, as amended.
"Material Subsidiary" means, at any time, each Subsidiary which has (as of the date of determination) assets having a book value in excess of 5% of Total Assets.
"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
"Nonbank Subsidiary" means any Subsidiary of the Borrower that is neither (a) a Subsidiary Bank nor (b) a direct or indirect Subsidiary of a Subsidiary Bank.
"Non-Defaulting Lender" has the meaning specified in Section 2.11(b).

~~"Non-Performing Loans" means the sum of (a) all loans classified as past due 90 days or more and still accruing interest and (b) all loans classified as "non-accrual" and no longer accruing interest, excluding loans and leases referenced above which are wholly or partially guaranteed pursuant to a Governmental Guaranty, and excluding any purchased impaired loans, as reported in the financial statements of the Borrower included with each annual report and quarterly report of the Borrower as filed with the SEC.~~
"Note" means a Revolving Credit Note or a Term Note.
"Notice of Borrowing" has the meaning specified in Section 2.01(b).
"Notice of Continuation/Conversion" has the meaning specified in Section 2.02(a).
"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
"OFAC" means the Office of Foreign Assets Control of the United States Department of the Treasury.
"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
"Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document except any such Taxes imposed with respect to an assignment.
"Outstanding Amount" means with respect to Revolving Credit Loans or the Term Loan, as applicable, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and the Term Loan, as applicable, occurring on such date.
"Participant" has the meaning specified in Section 11.06(d).
"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.
"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
"Platform" has the meaning specified in Section 6.02.
"Pledge Agreement" has the meaning specified in Section 4.01(a).
"Pledged Subsidiary" has the meaning specified in the Pledge Agreement.
~~"Primary Capital" means, at any date as determined on a Consolidated basis for the Borrower and its Subsidiaries and in accordance with GAAP, the sum of (a) the aggregate amount of total equity capital of Borrower and its Subsidiaries as at the date of determination, plus (b) the Loan and Lease Allowance as at the date of determination.~~
"Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Wells Fargo Bank, N.A. as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo Bank, N.A. as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks. Notwithstanding the foregoing, if Prime Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"Public Lender" has the meaning specified in Section 6.02.
"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
"QFC Credit Support" has the meaning specified in Section 11.24(b).
~~"Ratio of Adjusted Non-Performing Assets to Primary Capital" means, as of the last day of any fiscal quarter of the Borrower, the ratio (expressed as a percentage rounded to two decimal places) of (a) Adjusted Non-Performing Assets to (b) Primary Capital.~~
"Refinance" means to refinance, refund, renew or extend. "Refinanced" and "Refinancing" have correlative meanings.
"Register" has the meaning specified in Section 11.06(c).
"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

~~"Replacement Rate" has the meaning specified in Section 3.03(b).~~
"Relevant Governmental Body" means the FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB and/or the Federal Reserve Bank of New York or any successor thereto.
"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
"Required Lenders" means, as of any date of determination, Lenders holding at least 66-2/3% of the sum of the (a) Total Outstandings and (b) aggregate unused Revolving Credit Commitments and the Term Loan Commitment; provided that the unused Revolving Credit Commitment and Term Loan Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
"Responsible Officer" means the chief executive officer, president, chief financial officer, chief operating officer, treasurer, assistant treasurer or controller of the Borrower or any other officer of such Person designated in writing by the Borrower to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower's stockholders, or any option, warrant or other right to acquire any such dividend or other distribution or payment.
"Return on Average Assets Ratio" means, for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries on a Consolidated basis, the ratio (expressed as a percentage rounded to two decimal places) of (a) Consolidated Net Income for such four fiscal quarters, to (b) Average Assets for such four fiscal quarters.
"Revolving Credit Commitment" means, as to each Lender, its obligation to make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Revolving Credit Facility" means, the revolving credit facility provided by the Lenders in accordance with the terms of this Agreement.
"Revolving Credit Loan" has the meaning specified in Section 2.01(b).

"Revolving Credit Maturity Date" means the earliest to occur of (a) September ~~15~~14, ~~2020~~2021, (b) the termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.04(a), and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 9.02(a).
"Revolving Credit Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit B.
"Risk-Based Capital Ratio" means the total risk-based capital ratio, determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority on a Consolidated basis for the Borrower and its Subsidiaries.
"Sanctioned Country" means at any time, a country or territory which is itself the subject or target of any Sanctions (including, as of the Closing Date, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including, without limitation, OFAC's Specially Designated Nationals and Blocked Persons List and OFAC's Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council or the European Union, Her Majesty's Treasury, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), including a Person that is publicly announced by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s).
"Sanctions" means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty's Treasury, in each case, that are applicable to the Borrower or any of its Subsidiaries or Affiliates.
"SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
"Second Amendment Effective Date" means September 15, 2020.
"Secured Parties" means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.05, and the other Persons the Obligations owing to it which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
"Senior Debt" means all Indebtedness of the Borrower other than Subordinated Debt, and excluding any Indebtedness owed among the Borrower and a Subsidiary.
"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's Website.
"Solvent" and "Solvency" means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Specified Subsidiary" means any of the Subsidiaries of the Borrower identified on Schedule 7.09.
"Subordinated Debt" means any Indebtedness of the Borrower or any Nonbank Subsidiary that (a) is subordinated to the obligations of the Borrower and its Subsidiaries hereunder and under the other Loan Documents on terms not materially less favorable to Lenders than those in any Junior Subordinated Indenture or otherwise in a manner reasonably acceptable to the Administrative Agent, (b) is unsecured and (c) has terms that are less restrictive in all material respects than the terms of this Agreement or are otherwise reasonably acceptable to the Administrative Agent.
"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.
"Subsidiary Bank" means, collectively, (i) each bank listed on Schedule 5.13(b) (as such Schedule may be updated from time to time as agreed between the Borrower and the Administrative Agent) and (ii) each Subsidiary of the Borrower that is formed after the date hereof as a bank or a banking corporation under applicable Law.
"Supported QFC" has the meaning specified in Section 11.24(b).
"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.
"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so‑called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
"Tangible Equity" means, at any date as determined on a Consolidated basis for the Borrower and its Subsidiaries and in accordance with GAAP, the aggregate amount of equity capital of Borrower and its Subsidiaries as at the date of determination, less the aggregate amount of intangible assets as at the date of determination, as reported in the financial statements of the Borrower included with each annual report and quarterly report of the Borrower as filed with the SEC.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Term Loan" has the meaning specified in Section 2.01(a).
"Term Loan Commitment" means as to each Lender, its obligation to make the Term Loan to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term Loan Commitment" or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
"Term Loan Facility" means, the term loan facility provided by the Lenders in accordance with the terms of this Agreement.
~~"Term Loan" has the meaning specified in Section 2.01(a).~~
"Term Loan Maturity Date" means the first to occur of (a) September 18, 2023 and (b) the date of acceleration of the Term Loans pursuant to Section 9.02(a).
"Term Note" means a promissory note made by the Borrower in favor of a Lender evidencing the Term Loan made by such Lender, substantially in the form of Exhibit A.
~~"Threshold Amount" means $15,000,000.~~
"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
"~~Tier 1 Capital~~Texas Ratio" means ~~the tier 1 risk-based capital~~ , as of the last day of any fiscal quarter of the Borrower, the ratio (expressed as a percentage rounded to two decimal places)~~, determinedin accordance with thethen-current regulations of the applicable Bank Regulatory Authority on a Consolidated basis for the Borrower and its Subsidiaries.~~ of (a) Adjusted Non-Performing Assets to (b) the sum of Tangible Equity plus Allowance for Loan Losses.
"Threshold Amount" means $15,000,000.

"Tier 1 Leverage Ratio" means the tier 1 leverage ratio (expressed as a percentage rounded to two decimal places), determined in accordance with the then-current regulations of the applicable Bank Regulatory Authority on a Consolidated basis for the Borrower and its Subsidiaries.
"Total Assets" means, at any time, the aggregate amount set forth as "total assets" on the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent pursuant to Section 6.01(a) or (b).
"Total ~~Revolving Credit~~ Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans and the Term Loan.
"Total Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans ~~and the Term Loan~~.
"Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
"UCC" means the Uniform Commercial Code as in effect in the State of Illinois; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non‑perfection or priority.
"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
"United States" and "U.S." mean the United States of America.
"U.S. Government" means the federal government of the United States.
"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.
"U. S. Special Resolution Regimes" has the meaning specified in Section 11.24(b).
"Wells Fargo" means Wells Fargo Bank, N.A.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and (viii) references to a Bank Regulatory Authority shall include each Governmental Authority that succeeds to any function of such Bank Regulatory Authority.
(b)    In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, and in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. To the extent that any change in GAAP after the Closing Date results in leases which are, or would have been, classified as operating leases under GAAP as it exists on the Closing Date being classified as a capital lease under as revised GAAP, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Agreement.
(c)    Capital Leases. Notwithstanding anything to the contrary contained in Section 1.03(a) or otherwise in this Agreement, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to U.S. Central time (daylight or standard, as applicable).
1.06    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of "LIBOR"~~.~~ or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.
ARTICLE II
THE COMMITMENTS AND BORROWINGS
2.01    The Loans; Borrowing.
(a)    Term Loan.
(i)    Term Loan. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender with a Term Loan Commitment severally agrees to make a term loan (the "Term Loan") to the Borrower on the Closing Date in an aggregate principal amount not to exceed such Lender's Term Loan Commitment as of the Closing Date. Notwithstanding the foregoing, if the entirety of the Term Loan Commitment has not been drawn on the Closing Date, then the entire remaining amount of the undrawn Term

Loan Commitment shall be automatically cancelled. No amounts paid or prepaid under the Term Loan may be reborrowed.
(ii)    Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable written notice in the form of a Notice of Borrowing, not later than 11:00 a.m. at least three (3) Business Days before the Closing Date, of its intention to borrow the Term Loan, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing (which shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof), and (C) the duration of the Interest Period applicable thereto. If the Borrower fails to specify an Interest Period, the Interest Period shall be three months. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the Administrative Agent's Office in immediately available funds, the amount of such Term Loan to be made by such Lender under its Applicable Percentage on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.
(b)    Revolving Credit Loans.
(i)    Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Lender severally agrees to make revolving credit loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitment, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender shall not exceed such Lender's Revolving Credit Commitment. Within the limits of each Lender's Revolving Credit Commitment, and subject to the other terms and conditions of this Agreement, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.03, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
(ii)    Revolving Credit Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable written notice in the form of Exhibit F a ("Notice of Borrowing"), not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (iii) at least three (3) Business Days before each Eurodollar Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, and (y) with respect to Eurodollar Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (C) whether the Loans are to be Eurodollar Rate Loans or Base Rate Loans, and (D) in the case of a Eurodollar Rate Loan, the duration of the Interest Period applicable thereto. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower fails to specify an Interest Period, the Interest Period shall be one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Borrowing.
Not later than 1:00 p.m. on the proposed borrowing date of any Revolving Credit Loan, each applicable Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Applicable Percentage of the Revolving Credit Commitments of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower designated and agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 2.10 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Applicable Revolving Credit Percentage of such Loan.
2.02    Conversions and Continuations of Loans.
(a)    The Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more Eurodollar Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Eurodollar Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue such Eurodollar Rate Loans as Eurodollar Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit G (a "Notice of Conversion/Continuation") not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Eurodollar Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), and (C) the principal amount of such Loans to be converted or continued. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Eurodollar Rate Loan, then the applicable Eurodollar Rate Loan shall be automatically continued as a Eurodollar Rate Loan with an Interest Period of the same duration. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loan. If the Borrower requests a conversion to, or continuation of, Eurodollar Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
(b)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(c)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
(d)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect hereunder.

2.03    Prepayments.
(a)    Optional.
(i)    Term Loan Prepayments. The Borrower may, at any time or from time to time voluntarily prepay the Term Loan in whole or in part without premium or penalty; provided that (A) such notice must be received by Administrative Agent not later than 11:00 a.m. three Business Days prior to any date of prepayment of the Term Loan; (B) any prepayment of the Term Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment of such Term Loan. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the Term Loan). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Term Loan under this subsection (a)(i) shall be applied to reduce in inverse order of maturity the remaining scheduled principal installments of the Term Loan.
(ii)    Revolving Credit Facility. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Credit Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Revolving Credit Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's ratable portion of such prepayment (based on such Lender's Applicable Percentage in respect of the Revolving Credit Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.
(b)    Mandatory Prepayment of Revolving Credit Loans. If for any reason the Total Revolving Credit Outstandings at any time exceed the Aggregate Revolving Credit Commitment at such time, the Borrower shall immediately prepay Revolving Credit Loans in an aggregate amount equal to such excess.

2.04    Termination or Reduction of Revolving Credit Commitments.
(a)    Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility or from time to time permanently reduce the Aggregate Revolving Credit Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of such termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Credit Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitment; provided further that a notice of termination delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)    Application of Revolving Credit Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Revolving Credit Commitment under this Section 2.04. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Lender shall be reduced by such Lender's Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of such terminated portion of the Aggregate Revolving Credit Commitment accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.05    Repayment of Loans.
(a)    Repayment of Term Loan. The Borrower shall repay to the Lenders the outstanding principal amount of the Term Loan in (i) equal consecutive installments on the last Business Day of each of December, March, June, and September (commencing with the last Business Day of December 2018), each such installment shall be in a principal amount of $5,357,142.86 and (ii)  one final installment equal to all outstanding principal of the Term Loan on the Term Loan Maturity Date.
(b)    Repayment of Revolving Credit Loans. The Borrower shall repay to the Lenders on the Revolving Credit Maturity Date all outstanding amounts of principal and interest with respect to the Revolving Credit Loans.
2.06    Interest.
(a)    Interest Rates
(i)    Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date (or date of conversion, as applicable) at a rate per annum equal to the Base Rate plus the Applicable Rate.
(ii)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by applicable Laws.

(iii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by applicable Laws.
(iv)    Upon the request of the Required Lenders, while any Event of Default is continuing, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by applicable Laws.
(v)    During the continuation of any Event of Default described in Section 9.01(f) or (g), the Obligations will bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent not prohibited by applicable Laws.
(vi)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)    Payments of Interest
(i)    Term Loan Interest Payments. Commencing on the first such date following the Closing Date, interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such others times as may be specified herein.
(ii)    Revolving Credit Loan Interest Payments. Interest on each Revolving Credit Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.
(iii)    Interest Before and After Debtor Relief Proceedings. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.07    Fees.
(a)    Upfront Fees and Commitment Fees.
(i)    The Borrower shall pay to Administrative Agent, for the account of each Lender holding a Term Loan Commitment, an upfront fee equal to 0.10% times the Term Loan Commitment of such Lender on the Closing Date, such upfront fee due and payable on the Closing Date.
(ii)    The Borrower shall pay to Administrative Agent, for the account of each Lender holding a Revolving Credit Commitment, an upfront fee equal to 0.15% times the Revolving Credit Commitment of such Lender on the Closing Date, such upfront fee due and payable on the Closing Date.
(iii)    The Borrower shall pay to the Administrative Agent for the account of each Lender holding a Revolving Credit Commitment in accordance with its Applicable Revolving Credit Percentage, a Revolving Credit Commitment fee equal to ~~0.20~~0.30% per annum times the actual daily amount by which the Aggregate Revolving Credit Commitment exceeds the Total Revolving Credit Outstandings. The Revolving Credit Commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing with the first such date to occur after the Closing Date) and on the last day of the Availability Period for the Revolving Credit Facility. The Revolving Credit Commitment fee shall be calculated quarterly in arrears.
(b)    Other Fees.
(i)    The Borrower shall pay to the Administrative Agent for its own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    Notwithstanding the foregoing, no Defaulting Lender shall be entitled to receive any Revolving Credit Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
2.08    Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365‑day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09    Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) Notes, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.10    Payments Generally; Administrative Agent's Clawback.
(a)    General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each applicable Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    Funding by Lenders; Presumption by Administrative Agent.
(i)    General. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to each of the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection(b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.11    Sharing of Payments by Lenders.
(a)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (i) Obligations in respect of any Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender at such time to (y) the aggregate amount of the Obligations in respect of such Facility due and payable to all Lenders under such Facility hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facility due and payable to all Lenders under such Facility hereunder and under the other Loan Documents at such time obtained by all the Lenders under such Facility at such time or (ii) Obligations in respect of any Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (y) the aggregate amount of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders under such Facility hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders under such Facility hereunder and under the other Loan Documents at such time obtained by all of the Lenders under such Facility at such time then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders under the applicable Facility, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders under the applicable Facility ratably in accordance with the aggregate amount of Obligations in respect of such Facility then due and payable to the Lenders under such Facility or owing (but not due and payable) to the Lenders under such Facility, as the case may be, provided that:
(1)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(2)    the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that, subject to Section 11.08, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(b)    Notwithstanding Section 2.11(a), if any Defaulting Lender shall have failed to fund all or any portion of any borrowing hereunder (each such borrowing, an "Affected Loan"), each payment by the Borrower hereunder under the applicable Facility shall be applied first to such Affected Loan and the principal amount and interest with respect to such payment shall be distributed (i) to each Lender under such Facility that is not a Defaulting Lender (each, a "Non-Defaulting Lender") pro rata based on the outstanding principal amount of Affected Loans owing to all ~~Non Defaulting~~Non-Defaulting Lenders, until the principal amount of all Affected Loans has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Lender under such Facility as set forth in Section 2.11(a). Each payment made by the Borrower on account of the interest on any Affected Loans shall be distributed to each ~~Non Defaulting~~Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans owing to all Non-Defaulting Lenders.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection(e) below.
(ii)    If the Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent or the Borrower, as applicable, to be required based upon the information and documentation it has received pursuant to subsection(e)(i) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection(a)(i) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnifications.
(i)    Without limiting the provisions of subsection(a)(i) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection(a)(i) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the reasonable fees, charges and disbursements of any outside counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, to the Borrower or the Administrative Agent pursuant to subsection(e)(i). Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Revolving Credit Commitments and the Term Loan Commitment and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction.

(ii)    Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,
(A)    any Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed originals of Internal Revenue Service Form W‑8BEN or Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W‑8ECI,
(III)    executed originals of Internal Revenue Service Form W‑8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, or
(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(iv)    If a payment made to a Lender under this Agreement would be subject to withholding tax imposed by the United States with respect to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative

Agent, such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iv), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
3.02    Illegality. If any Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, or any Lender reasonably determines that any Law has made it unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03    Changed Circumstances.
(a)    Circumstances Affecting Eurodollar Rate Availability. ~~Unless and until a Replacement Rate is implemented in accordance with~~Subject to clause (~~b~~c) below, in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank ~~Eurodollar~~eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Rate for such Interest Period with respect to a proposed Eurodollar Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give written notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make Eurodollar Rate Loans for the affected Interest Period and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Rate Loan for the affected Interest Period shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such affected Eurodollar Rate Loan together with accrued interest thereon (subject to Section 11.09), on the last day of the then current Interest Period applicable to such affected Eurodollar Rate Loan; or (B) convert the then outstanding principal amount of each such affected Eurodollar Rate Loan to a Base Rate Loan as of the last day of such Interest Period.
(a)    [Reserved].
(a)    Effect of Benchmark Transition Event.
(i)    ~~(b) Alternative Rate of Interest~~Benchmark Replacement. Notwithstanding anything to the contrary ~~in Section 3.03(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.03(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in Dollars or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in Dollars, then the Administrative Agent may, to the extent practicable (with the consent of the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the "Replacement Rate"), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section  3.03(a)(i), (a)(ii), (b)(i), (b)(ii) or (b)(iii) occurs with respect to the Replacement Rate or (B) the Required Lenders (directly, or through the Administrative Agent) notify the Borrower in writing that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of~~herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower~~, as~~ may ~~be necessary or appropriate, in the opinion of~~amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent~~, to effect the provisions ofthis Section 3.03(b)(including, without limitation,adjustments to the interest rate margins or interest rate benchmark floors~~ has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent ~~or~~has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders ~~may request to equalize (to the extent practicable), as of the effective date of such amendment, the sum of the Replacement Rate and any applicable interest rate margin with respect thereto (taking into account applicable currencies and/or interest periods) with the sum of the applicable interest rate~~

~~being replaced with such Replacement Rate and the interest rate margin applicable thereto).~~. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.03(c) will occur prior to the applicable Benchmark Transition Start Date.
(i)    ~~Notwithstanding~~Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary ~~in this Agreement or the other Loan Documents (including, without limitation, Section 11.01), such amendment shall~~herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ~~so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent and the Borrower in connection with this clause (b), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).~~ .
~~Notwithstanding anything to the contrary in this Section 3.03(b) above, (i) until the Administrative Agent and the Borrower agree on a Replacement Rate or (ii) if the Required Lenders deliver written notices to the Administrative Agent objecting to the amendment described in the foregoing paragraph, the obligation of the Lenders to make Eurodollar Rate Loans for the affected Interest Period and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Rate Loan for the affected Interest Period shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such affected Eurodollar Rate Loan together with accrued interest thereon (subject to Section 11.09), on the last day of the then current Interest Period applicable to such affected Eurodollar Rate Loan; or (B) convert the then outstanding principal amount of each such affected Eurodollar Rate Loan to a Base Rate Loan as of the last day of such Interest Period.~~
(i)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(a)    Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar

Rate Loan or for a conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)    subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Eurodollar Rate Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered as reasonably determined by such Lender on a basis consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04(a) after consideration of such factors as such Lender then reasonably determines to be relevant.
(b)    Capital and Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender's holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Revolving Credit Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy or liquidity position), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered as reasonably determined by such Lender on a basis consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 3.04(b) after consideration of such factors as such Lender then reasonably determines to be relevant.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05    Compensation for Losses. No later than five Business Days following written and reasonably detailed demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, but subject to the limitations set forth above, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 11.13.

3.07    Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Revolving Credit Commitments and the Term Loan Commitment, repayment of all Revolving Credit Loans, the Term Loan and all other Obligations hereunder, and resignation of the Administrative Agent.
3.08    Limitations on Obligations. Notwithstanding anything to the contrary contained in this Article III, but subject in any event to any applicable "look-back" period otherwise provided under this Article III, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 90 days after the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to this Article III, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 90 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to this Article III.
ARTICLE IV
CONDITIONS PRECEDENT TO BORROWINGS
4.01    Conditions of Effectiveness. This Agreement shall become effective if, on or before September 18, 2018, all of the following conditions precedent have been met:
(a)    The Administrative Agent's receipt of the following, each of which shall be originals, "pdfs" or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)    a Revolving Credit Note and a Term Note for each requesting Lender executed by the Borrower;
(iii)    a pledge agreement, in substantially the form of Exhibit E (together with each other pledge agreement supplement delivered in connection therewith, in each case as amended, the "Pledge Agreement"), duly executed by the Borrower and any applicable Subsidiary, together with:
(A)    to the extent not already in the Administrative Agent's possession, certificates representing the pledged equity referred to therein accompanied by undated stock powers executed in blank; and
(B)    such evidence of the completion of all other actions, recordings and filings of or with respect to the Pledge Agreement that the Administrative Agent may deem reasonably necessary or reasonably desirable in order to perfect the Liens created thereby;
(iv)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Borrower is a party or is to be a party;

(v)    Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of Borrower, that (A) after giving effect to the financing hereunder and each Loan to be advanced on the Closing Date, Borrower and each Subsidiary thereof is each Solvent, and (B) attached thereto are calculations evidencing compliance as of June 30, 2018 with the covenants contained in Article VIII;
(vi)    certificates as of a recent date of the good standing of Borrower and each Subsidiary whose equity securities are subject to the Pledge Agreement under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable;
(vii)    written notice by Borrower designating a deposit account acceptable to Administrative Agent into which the proceeds of Loans are to be disbursed;
(viii)    a favorable opinion of Sidley Austin LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to customary matters concerning the Borrower and the Loan Documents as the Required Lenders may reasonably request;
(ix)    a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to, either individually or in the aggregate, have a Material Adverse Effect, (C) that there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in writing in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect and (D) that no consents, licenses or approvals are required in connection with the consummation by the Borrower of the transaction contemplated hereby and the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents to which it is a party;
(x)    the Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters in its discretion), in form and substance reasonably satisfactory thereto, made against the Borrower under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of the Borrower, indicating among other things that the assets of each the Borrower are not subject to any Liens (except for Liens permitted under this Agreement); and
(xi)    substantially concurrent payoff in full of all outstanding obligations under the Existing Credit Agreement with the proceeds of the initial Loans funded hereunder and the termination of all commitments thereunder;
(b)    All fees required to be paid to the Administrative Agent on or before the Closing Date shall have been paid and all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced one (1) Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)    The Borrower shall have delivered to the Administrative Agent, and any Lender requesting the same, a Beneficial Ownership Certification, in each case at least five (5) Business Days prior to the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Borrowings. The obligation of each Lender to honor any Notice of Borrowing or Notice of Continuation/Conversion (other than a Notice of Continuation/Conversion requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) or to make the advance of the Term Loan is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.
(b)    In the case of any Notice of Borrowing, no Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.
(c)    The Administrative Agent shall have received a Notice of Borrowing or Notice of Continuation/Conversion in accordance with the requirements hereof.
Each Notice of Borrowing or Notice of Continuation/Conversion (other than a Notice of Continuation/Conversion requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BORROWER
To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Loans, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 4.02, that:
5.01    Existence, Qualification and Power. The Borrower and each of its Material Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and

(ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document to which it is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any of its Subsidiaries or any of their respective property is subject; or (c) violate any Law in any material respect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, (b) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) other than (x) the UCC-1 financing statements described on Schedule 4.01 hereto and (y) except as set forth on Schedule 5.03 ~~hereof~~on the Second Amendment Effective Date, the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the Consolidated financial condition of the Borrower as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The Consolidated unaudited balance sheet of the Borrower dated June 30, ~~2019~~2020, and the related statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Borrower or such Subsidiary, as the case may be, as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, are reasonably expected to be determined adversely and, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07    No Event of Default. Neither the Borrower nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property. The Borrower and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.09    Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.
5.11    Taxes. The Borrower and its Subsidiaries have filed (or has received appropriate extensions) all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (ii) the filing of state tax returns and reports and the payment of related taxes, assessments, fees and other governmental charges levied or imposed that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower after due inquiry, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof is party to any tax sharing agreement.

5.12    ERISA Compliance.
(a)    Except as could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws. Except as could not reasonably be expected to have a Material Adverse Effect, each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Except as could not reasonably be expected to have a Material Adverse Effect, the Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a waiver of the minimum funding standard pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except where event, action or failure to act could reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
5.13    Subsidiaries; Equity Interests; Borrower. As of the ~~Closing~~Second Amendment Effective Date, the Borrower has no Subsidiaries other than (x) Subsidiaries established directly or indirectly by any Subsidiary Banks for the sole purpose of holding real estate acquired through foreclosure and (y) such other Subsidiaries specifically disclosed (or otherwise referenced) in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Borrower in the amounts specified on Part (a) of Schedule 5.13. The Borrower's Equity Interests in the Subsidiary Banks identified in Part (b) of Schedule 5.13 are free and clear of all Liens except those created under the Collateral Documents. As of the ~~Closing~~Second Amendment Effective Date, the Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (c) of Schedule 5.13. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of the Borrower and its Subsidiaries (other than Subsidiaries established directly or indirectly by any Subsidiary Banks for the sole purpose of holding real estate acquired through foreclosure), as of the ~~Closing~~Second Amendment Effective Date, of the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number and the applicable primary banking Governmental Authority, if any, which regulates such Person.
5.14    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)    None of the Borrower, any Person Controlling the Borrower or any Subsidiary is, or is required to be, registered as an "investment company" under the Investment Company Act of 1940.
5.15    Disclosure. As of the Closing Date, to the extent permitted by applicable Laws, the Borrower has disclosed to the Administrative Agent and the Lenders (i) all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, the termination of which could reasonably be expected to result in a Material Adverse Effect and (ii) all matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. All of the information included in each Beneficial Ownership Certification delivered to the Administrative Agent is true and correct.
5.16    Compliance with Laws. Subject to Section 5.19, the Borrower and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Solvency. The Borrower is, individually and together with its Subsidiaries on a Consolidated basis, Solvent.
5.18    Taxpayer Identification Number. The Borrower's true and correct U.S. taxpayer identification number is 36-3873352.
5.19    Anti-Corruption; Anti-Money Laundering; Sanctions.
(a)    None of (i) the Borrower, any Subsidiary, any of their respective directors, Responsible Officers, senior compliance officers or other Persons with responsibility for Sanctions, anti-money laundering and anti-corruption matters, or, to the knowledge of the Borrower, any of their respective employees or Affiliates, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) is controlled by or is acting on behalf of a Sanctioned Person, (C) has its assets located in a Sanctioned Country, (D) has received written notice that it is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (E) to the knowledge of the Borrower, directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons.
(b)    Each of the Borrower and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower and its Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(c)    Each of the Borrower and its Subsidiaries, each director, Responsible Officer, senior compliance officer or other Person with responsibility for Sanctions, anti-money laundering and anti-corruption matters, and to the knowledge of Borrower, employee, agent and Affiliate of Borrower and each such Subsidiary, is in compliance in all material respects with all Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.
(d)    No proceeds of any Loans have been used, directly or, to the knowledge of the Borrower after due inquiry, indirectly, by the Borrower, any of its Subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 7.12.
5.20    EEA Financial Institutions. Neither the Borrower nor any of its Subsidiaries is an EEA Financial Institution.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder, or any Revolving Credit Loan, Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.05 and 6.11) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower as at the end of such fiscal quarter, the related Consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower's fiscal year then ended and the related Consolidated statements of changes in shareholders' equity for the portion of the Borrower's fiscal year then ended, certified by the chief executive officer, chief financial officer, chief operating officer, treasurer or controller of the Borrower as fairly presenting the Consolidated financial condition, results of operations and shareholders' equity of the Borrower in accordance with GAAP, subject only to normal year‑end audit adjustments and the absence of footnotes;
(b)    as soon as practicable, and in no event later than one hundred twenty (120) days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower as at the end of such fiscal year, and the related Consolidated statements of income or operations and changes in shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;
(c)    promptly upon request by the Administrative Agent (and in any event within five Business Days after such request), copies of the then current loan/asset watch list, the Call Reports, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the Subsidiaries; provided, that, unless an Event of Default has occurred and is continuing, the Borrower shall have no obligation to provide any such lists more frequently than once per calendar month;

(d)    promptly, and in any event within five Business Days after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceedings that are initiated by, or brought before, any court or Bank Regulatory Authority, governmental department, commission, board or other administrative agency, in connection with the Borrower or any Subsidiary (other than (i) litigation in the ordinary course of business which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower or such Subsidiary and (ii) any such item which, by its terms, cannot be disclosed and for which waiver thereof was requested by Borrower or its Subsidiaries and not granted); and
(e)    promptly upon the request therefor, such other information and documentation required by Bank Regulatory Authorities under "know your customer" and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act) applicable to the Administrative Agent or any Lender, as from time to time reasonably requested by the Administrative Agent or such Lender, as the case may be.
As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    Within five calendar days after the date of required delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief operating officer, treasurer or controller of the Borrower;
(b)    promptly, and in any event within five Business Days after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;
(c)    promptly, and in any event within five Business Days after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly, and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any Subsidiary thereof; and
(e)    promptly (and in any event within five Business Days), such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and, upon request, provide to the Administrative Agent by electronic mail, electronic versions (i.e., soft copies) of such documents. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders (each, a "Public Lender") may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons' securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Side Information;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Side Information." Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials "PUBLIC".
6.03    Notices. Promptly (and in any event within five Business Days) notify the Administrative Agent~~:~~
6.04    ~~(a)~~ of a Responsible Officer's knowledge of ~~the occurrence of any Event of Default;~~:
(a)    the occurrence of any Event of Default;
(b)    ~~of~~ any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    ~~of~~ the occurrence of any ERISA Event; and
(d)    ~~of~~ any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary thereof other than as a result of a change in GAAP.

Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth reasonable details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.05    ~~VI.04~~ Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) in the case of state tax returns and the payment of related taxes, assessments, fees and other governmental charges levied or imposed, the failure to make such payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property if such Lien is prohibited hereby; and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing or governing such Indebtedness, except as otherwise would not constitute an Event of Default.
6.06    ~~VI.05~~ Preservation of Existence, Etc. With respect to itself, each Subsidiary Bank and each Material Subsidiary: (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.07    ~~VI.06~~ Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in either case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.08    ~~VI.07~~ Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
6.09    ~~VI.08~~ Compliance with Laws. Comply with (a) all Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws in all material respects and (b) the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except, with respect to clause (b), in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.10    ~~VI.09~~ Books and Records. (a) Maintain proper books of record and account, in which full, true and correct in all material respects entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.
6.11    ~~VI.010~~ Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice; provided, further, that, so long as no Event of Default has occurred and is continuing, the Borrower shall have no obligation to pay for more than one visit, inspection or examination during any calendar year.
6.12    ~~VI.011~~ Use of Proceeds. Subject to the requirements of Sections 7.10 and 7.12, use the proceeds of the Borrowings for general corporate purposes not in contravention of any Law in any material respect or of any Loan Document, including repayment of the principal of the Term Loans (as defined in the Existing Credit Agreement).
6.13    ~~VI.012~~ Further Assurances. Promptly upon written request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject the Borrower's or any of its Subsidiaries' properties, assets, rights or interests constituting Collateral to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so and (c) provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.
6.14    ~~VI.013~~ Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
6.15    ~~VI.014~~ Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Borrower will (a) maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (b) notify the

Administrative Agent and each Lender if the Borrower, any of its Subsidiaries or any Person that owns, directly or indirectly, a 50% or greater interest in the Borrower or any of its Subsidiaries becomes a Sanctioned Person.
6.16    ~~VI.015~~ Post-Closing Matters. The Borrower will execute and deliver the documents, take the actions and complete the tasks set forth on Schedule 6.15, in each case within the applicable corresponding time limits specified on such schedule.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder or any Revolving Credit Loan, Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Nonbank Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(c), (iii) there is no additional direct or contingent obligor with respect thereto and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(c);
(c)    Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01(h);

(i)    other Liens securing Indebtedness permitted under Section 7.02(g); provided that no such Lien shall extend to or cover any Equity Interests of any Subsidiary Bank; and
(j)    the replacement, extension or renewal of any Lien permitted by clauses (a) through (i) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby.
Notwithstanding the foregoing, (1) the permitted Liens in (b), (d), (e), (f), (g), (i) and (j) above shall not extend to or cover any Equity Interests of any Subsidiary Bank constituting Collateral and (2) the permitted Liens in (c) and (h) above shall not extend to or cover any Equity Interests of any Subsidiary Bank if such permitted Liens would not be junior in priority in all respects to the Liens of the Administrative Agent thereon.
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates;
(b)    Indebtedness under the Loan Documents;
(c)    Indebtedness listed on Schedule 7.02 and any Refinancings thereof; provided that the amount of such Indebtedness is not increased at the time of such Refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such Refinancing; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such Refinanced Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower or the Lenders than the terms of any agreement or instrument governing the Indebtedness being Refinanced and the interest rate applicable to any such Refinanced Indebtedness does not exceed the then applicable market interest rate;
(d)    Indebtedness under any Junior Subordinated Indenture, so long as (i) the interest rate on such Indebtedness does not exceed 10%, (ii) there are no financial covenants contained in the documents related to such Indebtedness and (iii) such Indebtedness is Subordinated Debt
(e)    other Subordinated Debt ~~in an aggregate principal amount not to exceed $400,000,000~~which qualifies as tier 2 capital as determined in accordance with the then-current regulations of the applicable Bank Regulatory Authorities;
(f)    Guarantees by the Borrower
(i) (A) of Indebtedness of any Subsidiary and (B) of ordinary course obligations of any Subsidiary so long as (x) all Guarantees under this subclause (i) are unsecured and (y) the aggregate principal amount thereof shall not exceed $~~20,000,000~~30,000,000; and

(ii) of any Indebtedness or other obligations of Barrington Bank & Trust Company, N.A., pursuant to that certain Corporate Guaranty Agreement, a copy of which was previously delivered to the Lenders, executed by the Borrower in favor of the Government National Mortgage Association dated October 29, 2015, so long as any Guarantee under this subclause (ii) is unsecured;
(a)    the Existing Mortgage Loan (which may be Refinanced with the issuance of other Indebtedness so long as (i) such Indebtedness does not increase the principal amount of the Indebtedness so Refinanced and (ii) any Liens securing such Indebtedness are not extended to any additional property prohibited from securing the Indebtedness so Refinanced);
(a)    ~~(g) (x)  the Existing Mortgage Loan (which may be Refinanced in connection with the issuance of other Indebtedness permitted in this clause (g)) plus (y) other~~other unsecured Indebtedness in an aggregate principal amount not to exceed $~~60,000,000~~300,000,000 at any time outstanding, provided that Indebtedness in excess of such limit which is comprised of Senior Debt shall be permitted with the written consent of all Lenders in their discretion, and
(a)    ~~(h)~~ Indebtedness in the form of letters of credit (and reimbursement obligations in respect thereof) issued for the account of, or confirmed on behalf of, (i) Borrower or (ii) Borrower and any of its Subsidiaries as co-borrowers or co-applicant parties, the aggregate amount thereof, drawn or undrawn, not to exceed $45,000,000.
7.03    Investments. Make or hold any Investments, except:
(a)    Investments (other than any Acquisition) which are made in accordance with (i) applicable Law and (ii) any other applicable order, regulation, agreement or memorandum of understanding entered into with or issued by any Governmental Authority charged with the regulation of bank holding companies or depository institutions;
(b)    Acquisitions permitted pursuant to Section 7.11 (including, for the avoidance of doubt, the creation of and investment in any Subsidiary solely for the purpose of consummating any such Acquisition, which Subsidiary is merged out of existence after consummation thereof);
(c)    Indebtedness and Guarantees permitted under Section 7.02.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (each, a "Fundamental Change") or permit any Subsidiary Bank to make any Fundamental Change, except that (a) any Subsidiary (other than any Subsidiary Bank) that is not a Material Subsidiary may consummate any Fundamental Change (provided that any such merger or consolidation involving the Borrower shall result in the Borrower as the surviving entity), (b) any Acquisition not prohibited by Section 7.11 shall be permitted under this Section 7.04 (including, for the avoidance of doubt, the merging out of existence of any Subsidiary that is created solely for the purpose of consummating any such Acquisition), (c) any Subsidiary may merge or consolidate with or into the Borrower and (d) any Subsidiary may merge or consolidate with or into (or transfer all or substantially all of its assets to) any other Subsidiary; provided, however, that if either such Subsidiary is a Pledged Subsidiary, then the surviving entity shall be such Pledged Subsidiary.

7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions permitted pursuant to Section 7.04; and
(c)    Dispositions not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, and (ii) the aggregate book value of all property subject to Disposition of in reliance on this clause (c) in any fiscal year shall not exceed 10% of the Borrower's Total Assets;
provided, however, that any Disposition pursuant to this Section shall be for fair market value.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, voluntarily purchase, redeem or defease any Indebtedness under any Junior Subordinated Indenture, make any payment of principal or interest on any Subordinated Debt, or settle the forward purchase contracts issued by the Borrower in connection with any such Indebtedness (other than cash payments with respect to fractional shares) (contingent or otherwise), except that (a) the Borrower may declare and make dividend payments or other distributions payable solely in Equity Interests of the Borrower, (b) any Subsidiary may declare and make dividend payments or other distributions to the Borrower or a wholly‑owned Nonbank Subsidiary, and (c) so long as (i) no Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom and (ii) the Borrower shall be in compliance (on a pro forma basis) with the financial covenants in Article VIII after giving effect thereto, the Borrower may (x) declare and make cash dividend payments on its Equity Interests and redeem or repurchase any of its Equity Interests ~~in an aggregate amount per fiscal year not to exceed 40% of net income of the Borrower as reported on the Borrower's audited Consolidated income statement for the previous fiscal year~~, (y) the Borrower may make scheduled interest and principal payments under any Junior Subordinated Indenture and (z) make payments of principal and interest on any other Subordinated Debt.
7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than any transaction between any Subsidiary and (x) another Subsidiary or (y) the Borrower), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.
7.09    Burdensome Agreements. Other than (x) the Existing Mortgage and any agreements, instruments or other documents entered into or delivered in connection with the Existing Mortgage Loan ~~and~~, (y) the agreements listed in Schedule 7.09(a) and (z) any Contractual Obligation of (or imposed by) any Governmental Authority (including any Banking Regulatory Authority), enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary (other than any Specified Subsidiary) to make Restricted Payments to the Borrower or to otherwise transfer property to or invest in the Borrower,  (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower (other than any Specified Subsidiary)  or (iii) of the Borrower or any Subsidiary (other than any Specified Subsidiary)  to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.01(i) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10    Use of Proceeds. Use the proceeds of any Borrowing, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Acquisitions. Make any Acquisition unless (a) at the time of any such Acquisition, no Event of Default shall exist or would result from such Acquisition and (b) the aggregate assets purchased with respect to all Acquisitions (including such proposed Acquisition) during any fiscal year of the Borrower does not exceed 25% of the Borrower's Total Assets as of the beginning of such fiscal year in which such Acquisitions are made.
7.12    Sanctions. The Borrower will not request any Loan, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan, directly or, to the knowledge of the Borrower after due inquiry, indirectly, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result, in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws applicable to any party hereto.
ARTICLE VIII
FINANCIAL COVENANTS
So long as any Lender shall have any Revolving Credit Commitment or Term Loan Commitment hereunder or any Revolving Credit Loan or Term Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not:
~~(a) Thirty Day Zero Balance. Fail to maintain a zero balance on advances under the Revolving Credit Facility for a period of at least thirty (30) consecutive days during the term of the Revolving Credit Facility.~~
(a)    [Reserved]
(b)    Texas Ratio ~~of Adjusted Non-Performing Assets to Primary Capital~~. For the Borrower on a Consolidated basis, permit the Texas Ratio ~~of Adjusted Non-Performing Assets to Primary Capital~~ to be greater than ~~17.50~~25.00% as of the last day of any fiscal quarter of the Borrower.
(c)    ~~Adjusted Reserve Coverage Ratio. Permit the Adjusted Reserve Coverage Ratio of the Borrower on a Consolidated basis to be less than 70.00% as of the last day of any fiscal quarter of the Borrower.~~[Reserved]
(d)    Return on Average Assets Ratio. Permit the Return on Average Assets Ratio of the Borrower, on a Consolidated basis, to be less than ~~0.65~~0.30%, determined as at the last day of each fiscal quarter of the Borrower for the four fiscal quarters ended on such date.

(e)    Well Capitalized. Permit the Borrower, on a Consolidated basis, or any Subsidiary Bank to be considered not "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over the Borrower or such Subsidiary Bank, as applicable).
(f)    Risk-Based Capital Ratio. Permit the Risk-Based Capital Ratio as at the last day of any fiscal quarter of the Borrower ~~(a) for the Borrower~~, on a Consolidated basis, to be less than ~~the sum of (i) the minimum Risk-Based Capital Ratio to qualify as "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over the Borrower on the date of the determination), plus (ii) 1.00%, or (b) for any of Subsidiary Banks to be less than the sum of (i) the minimum Risk-Based Capital Ratio to qualify as "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over such applicable Subsidiary on the date of the determination), plus (ii) 0.75%.~~ 11.00%.
(g)    ~~Tier 1 Capital Ratio. Permit the Tier 1 Capital Ratio to be less than the minimum Tier 1 Capital Ratio for the Borrower on a Consolidated basis or any of its Subsidiary Banks to qualify as (i) "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over the Borrower on the date of determination) plus (ii) (A) in the case of the Borrower, 0.75% and (B) in the case of each Subsidiary Bank, 0.50%.~~[Reserved]
(h)    Tier 1 Leverage Ratio. Permit the Tier 1 Leverage Ratio ~~to be less than (i) the minimum Tier 1 Leverage Ratio for the Borrower~~ as of the last day of any fiscal quarter of the Borrower, on a Consolidated basis ~~or any of its Subsidiary Banks to qualify as "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over the Borrower on the date of determination) plus (ii) (A) in the case of the Borrower, 0.75% and (B) in the case of each Subsidiary Bank, 0.50%.~~, to be less than 7.00%.
~~(i) Common Equity Tier 1 Ratio. Permit the Common Equity Tier 1 Ratio to be less than (i) the minimum Common Equity Tier 1 Ratio for the Borrower on a Consolidated basis or any of its Subsidiary Banks to qualify as "well-capitalized" (as defined and determined by the appropriate Bank Regulatory Authority having jurisdiction over the Borrower on the date of the determination) plus (ii) (A) in the case of the Borrower, 0.75% and (B) in the case of each Subsidiary Bank, 0.50%.~~
(a)    [Reserved]
(b)    Minimum Liquidity / Unencumbered Cash and Securities. Permit the sum of (a) cash of the Borrower not subject to any Lien (other than Liens on such cash arising by operation of law and normal and customary rights of setoff upon deposits of cash, in favor of banks or other depository institutions), plus (b) cash of the Borrower on deposit with any Subsidiary Bank and which is not subject to any Lien (other than Liens in favor of such Subsidiary Bank securing amounts owed by the Borrower to such Subsidiary Bank with respect to returned items and standard account charges), plus (c) the market value of all Marketable Securities of the Borrower not subject to any Lien to be less than $40,000,000 at any time.
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
9.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower fails to (i) pay when and as required to be paid herein, any amount of principal of any Revolving Credit Loan or the Term Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Revolving Credit Loan or the Term Loan, or any fee due

hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.10, 6.11, 6.14 or 6.15, Article VII or Article VIII; or
(c)    Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after (x) the Borrower receives written notice from the Administrative Agent of such failure or (y) a Responsible Officer of the Borrower knew of such failure; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if such provision is already qualified as to materiality) when made or deemed made; or
(e)    Cross-Default. (i) The Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts with any Lenders) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, in each case beyond the applicable grace period with respect thereto, if any, provided in the instrument or agreement evidencing such Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) (A) the Borrower or any Subsidiary thereof fails to make a payment when due of the Swap Termination Value with respect to any Swap Contract with a Lender beyond any period of grace, if any, contained in any instrument or agreement evidencing, securing or relating thereto, or (B) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit such Lender to cause, with the giving of notice or lapse of time, or both, if required, the obligations and liabilities under such Swap Contract to become due prior to its stated maturity (any applicable grace period having expired); provided that clause (e)(i) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 7.05; or
(f)    Insolvency Proceedings, Etc. The Borrower, any Subsidiary Bank or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Borrower, any Subsidiary Bank or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Borrower or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third‑party insurance as to which the insurer is rated at least "A" by A.M. Best Company, has been notified of the potential claim and does not deny coverage in writing), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any Subsidiary contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. The Administrative Agent, for the benefit of the Secured Parties, shall cease to have a first priority perfected security interest in the Collateral (other than solely as a result, and to the extent, of any act or omission of or by the Administrative Agent or any other Secured Party); or
(m)    Regulatory Actions. The Board of Governors of the Federal Reserve System, the FDIC, the Illinois Department of Financial and Professional Regulation or other Governmental Authority charged with the regulation of bank holding companies or depository institutions: (a) (i) issues to the Borrower or any Subsidiary Bank or initiates any action, suit or proceeding to obtain against, impose on or require from Borrower or any Subsidiary Bank, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles of agreement, memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by any Subsidiary Bank or the payments of any debt by the Borrower, restrictions that make the payment of the dividends by any Subsidiary Bank or the payment of debt by the Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act or any similar enforcement action, measure or proceeding

(each a "Regulatory Action") or (ii) proposes or issues to any executive officer or director of the Borrower or any Subsidiary Bank or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order or the assessment of civil monetary penalties (each an "Officer Directive"); and (b) (x) such Regulatory Action(s) is in the form of a cease and desist order or similar regulatory order, a capital directive or a capital restoration plan issued to the Borrower or any Subsidiary Bank which, in the aggregate, prohibits the payment of dividends by Subsidiary Banks that constitute 25% or more of Total Assets; (y)  such Regulatory Action(s) is in the form of a cease and desist order or similar regulatory order, a capital directive or a capital restoration plan issued to the Borrower or any Subsidiary Bank which, in the aggregate, restrict the payment of dividends by Subsidiary Banks that constitute 35% or more of Total Assets; or (z) such Regulatory Action or Officer Directive does not impair the ability of any Subsidiary Bank to pay dividends and the Subsidiary Banks affected by all such Regulatory Action(s) and Officer Directives constitute 65% or more of Total Assets; provided, however, that any event that (A) only requires or suggests a change in capital ratios or (B) would be a Regulatory Action or Officer Directive that, by its terms or pursuant to applicable Laws, cannot be disclosed (and neither the Borrower nor any of its Subsidiaries requested such non-disclosure), shall not constitute a Regulatory Action or Officer Directive; or
(n)    Subsidiary Bank Condition. (i) (x) Any Subsidiary Bank is notified that it is considered an institution in "troubled condition" within the meaning of 12 USC 1831 and the regulations promulgated thereunder and (y) such notification can be disclosed pursuant to applicable Laws, or (ii) if a conservator or receiver is appointed for any Subsidiary Bank.
9.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the Revolving Credit Commitment and Term Loan Commitment of each Lender to make Revolving Credit Loans and the Term Loan to be terminated, whereupon such Revolving Credit Commitments and Term Loan Commitment shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and/or the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
9.03    Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Revolving Credit Loans and the Term Loan have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders in connection with any enforcement of the Loan Documents (including fees and time charges for attorneys who may be employees of any Lender)) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of other amounts secured pursuant to the Pledge Agreement to the Secured Parties entitled thereto; and
Last, the balance, if any, after all of the Obligations and other amounts secured pursuant to the Collateral Documents (other than contingent unliquidated indemnification obligations which survive the termination of any Loan Document) have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE X
ADMINISTRATIVE AGENT
10.01    Appointment and Authority.
(a)    Each of the Lenders hereby irrevocably appoints Wells Fargo Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligation arising under agency doctrine of any applicable Law. Instead such term is sued as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~)~~, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

10.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Revolving Credit Loan or the Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Revolving Credit Loan or the Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.
10.06    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent, not to be unreasonably withheld, delayed or conditioned, of the Borrower so long as no Event of Default then exists and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
10.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.08    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
10.09    Collateral Matters. Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Credit Commitments and the Term Loan Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 11.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release Collateral. In each case as specified in this Section 10.09, the

Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and this Section 10.09.
10.10    Credit Bidding.
(a)    The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the discretion of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with ~~Applicable~~applicable Law.
(b)    Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under the Loan Documents, or exercise any right that it might otherwise have under ~~Applicable~~applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE XI
MISCELLANEOUS
11.01    Amendments, Etc. Except as specifically provided in this Agreement, or any other Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(b) or (c)), or, in the case of the initial Borrowing, Section 4.02, without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Borrowing under the Facility without the written consent of the Required Lenders;
(c)    extend or increase the Revolving Credit Commitment or Term Loan Commitment of any Lender (or reinstate any Revolving Credit Commitment or Term Loan Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder, or under such other Loan Document without the written consent of each Lender entitled to such payment;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(f)    change (i) Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Revolving Credit Commitments or Term Loan Commitment or any prepayment of Revolving Credit Loans or the Term Loan from the application thereof set forth in the applicable provisions of Section 2.03(b) or 2.04(b), as applicable, in any manner that materially and adversely affects the Lenders under the Facility without the written consent of the Required Lenders;
(g)    change any provision of this Section 11.01 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(h)    change the clause in Section 7.02(~~g~~h) permitting certain additional Senior Debt only upon the written consent of all Lenders;
(i)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or
(j)    impose any greater restriction on the ability of any Lender under the Facility to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iii) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(c) in accordance with the terms of Section 3.03(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Revolving Credit Commitment or Term Loan Commitment of such Lender may not be increased or extended without the consent of such Lender.
11.02    Notices; Effectiveness; Electronic Communications.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection(b) below shall be effective as provided in such subsection(b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.11) or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel and, if necessary, of one local counsel in each relevant jurisdiction, in each case to such Persons taken as a whole), in connection with the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of (x) one primary counsel and, if necessary, one local counsel in each relevant jurisdiction, in each case to such Persons taken as a whole and (y) in the case of any conflict of interest, additional counsel to each group of similarly situated Persons taken as a whole, limited to one such additional counsel and one local counsel in each relevant jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section or (B) in connection with Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of (x) one primary counsel and, if necessary, one local counsel in each relevant jurisdiction, in each case, to the Indemnitees taken as a whole and (y) in the case of any conflict of interest, additional counsel to each group of similarly situated Indemnitees taken as a whole, limited to one such additional counsel and one local counsel in each relevant jurisdiction), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub‑agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of the Borrower's directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection(a) or (b) of this Section to be paid by it to the

Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection(c) are subject to the provisions of Section 2.10(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Credit Commitments and the Term Loan Commitment and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection(d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment(s) and Term Loan Commitment and the Revolving Credit Loans and Term Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment and Term Loan Commitment and the Revolving Credit Loans and Term Loan at the time owing to it under the Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection(b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment and Term Loan Commitment (which for this purpose includes Revolving Credit Loans and the Term Loan outstanding thereunder) or, if the Revolving Credit Commitment or Term Loan, as applicable, is not then in effect, the principal outstanding balance of the Revolving Credit Loans and Term Loan, as applicable, of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Revolving Credit Loans and Term Loan or the Revolving Credit Commitment and Term Loan Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection(b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Credit Commitment or Term Loan Commitment if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or Term Loan Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.
(vi)    No Assignment to Natural Persons or Defaulting Lenders. No such assignment shall be made to a natural person or to a Defaulting Lender.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection(c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note or Term Loan Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments and Term Loan Commitment of, and principal amounts (and stated interest) of the Revolving Credit Loans and Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a ~~Default~~Defaulting Lender or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and Term Loan Commitment and/or the Revolving Credit Loans and Term Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection(e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Sections 2.11 and 11.07 as though it were a Lender.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note and Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.13 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Credit Loans or Term Loan, as applicable, or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Existing Credit Agreement). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Revolving Credit Loan, Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans and Term Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Each party hereto agrees that (x) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants), and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT

SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm's-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) the Administrative Agent does not have any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.18    USA PATRIOT Act, Etc. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable "know your customer" an anti‑money laundering rules and regulations, including the Act.
11.19    Time of the Essence. Time is of the essence with respect to the performance of the Loan Documents.
11.20    Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party to this Agreement acknowledges that any liability of any

~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder ~~which~~that may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.
11.21    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments, the Term Loan Commitment or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments, the Term Loan Commitment and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Credit Commitments, the Term Loan Commitment and this Agreement, (C) the entrance into, participation in. administration of and performance of the Loans, the Revolving Credit Commitments, the Term Loan Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84¬14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of

PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments, the Term Loan Commitment and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments, the Term Loan Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
11.22    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.23    Prepayment and Termination of Existing Credit Agreement. Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that any and all required notices and notice periods under the Existing Credit Agreement in connection with the prepayment on the Closing Date of any "Loans" and the termination on the Closing Date of any "Revolving Credit Commitments", in each case under and as defined in the Existing Credit Agreement, are hereby waived and of no force and effect. The Borrower hereby terminates the "Revolving Credit Commitments" and the "Term Loan Commitment" under the Existing Credit Agreement simultaneously with the making of the Term Loan on the Closing Date.
11.24    Acknowledgement Regarding Any Supported ~~QFCs~~QFC's. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or ~~of~~ the United States or any other state of the United States):
(a)    In the event a Covered Entity that is a party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.24, the following terms have the following meanings:
"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Covered Entity" means any of the following:

(i)	a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)	a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)	a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with~~,~~ 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers and representatives thereunto duly authorized as of the date and year first above written.

WINTRUST FINANCIAL CORPORATION,
as Borrower

By:__________________________________
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, N.A.,
as Administrative Agent

By:__________________________________
Name:
Title:

WELLS FARGO BANK, N.A.,
as a Lender

By:__________________________________
Name:
Title:

Signature Page to Credit Agreement

ROYAL BANK OF CANADA,
as a Lender

By:__________________________________
Name:
Title:

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:__________________________________
Name:
Title:

Signature Page to Credit Agreement